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                                                                   EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-66055 and 333-90707) pertaining to the 1996 Incentive Stock Plan, the 1996 Employee Stock Purchase Plan, the 1998 Director Option Plan of Abgenix, Inc. and the 1999 Nonstatutory Stock Option Plan and the Registration Statements on Form S-3 (Nos. 333-82837 and 333-91699), of our report dated January 22, 1999, with respect to the financial statements of Xenotech, LP included in the Annual Report (Form 10-K) of Abgenix, Inc. for the year ended December 31, 1998.

                                                     /s/ Ernst & Young, LLP

Palo Alto, California
January 27, 2000